UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 17, 2009
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-12110 (Commission File Number)	76-6088377 (I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 17, 2009, subsidiaries of Camden Property Trust, a Texas real estate investment trust (the “Company”), as borrowers (collectively, the “Borrowers”), and the Company, as guarantor, entered into a Master Credit Facility Agreement (the “Credit Agreement”) with Red Mortgage Capital, Inc., as lender, for a $420,000,000 fixed rate loan. The loan will be assigned to Fannie Mae, has an annual interest rate of 5.12%, is payable interest only, and matures on May 1, 2019. The Company has entered into a standard nonrecourse carveout guaranty. The obligations of the Borrowers under the Credit Agreement are secured by cross-collateralized first priority mortgages on 11 multifamily properties. The Company intends to use the proceeds from this credit facility for the pay down of amounts outstanding under its revolving line of credit, retirement of existing debt and for general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
     On April 17, 2009, the Company issued a press release announcing the execution of the Credit Agreement, a copy of which is included as Exhibit 99.1 hereto.
     The press release is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

99.1	Press Release, dated April 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 17, 2009

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President — Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Press Release, dated April 17, 2009